Fourth Quarter 2018 Earnings Conference Call January 17, 2019 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward- looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2017 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; = disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the eventual exit of the United Kingdom from the European Union; = changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities; = competitive pressures among depository and other financial institutions may increase significantly; = legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; = local, state or federal taxing authorities may take tax positions that are adverse to BB&T; = a reduction may occur in BB&T's credit ratings; = adverse changes may occur in the securities markets; = competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; = cybersecurity risks could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; = higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; = natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; = costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; = significant litigation and regulatory proceedings could have a material adverse effect on BB&T; = unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; = risks resulting from the extensive use of models; = risk management measures may not be fully effective; = deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: = The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. = Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. = The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary.

2018 fourth quarter performance highlights1 ▪ Net income2 was $754 million, up 22.8% vs. 4Q17; net income2 excluding merger-related and restructuring charges was a record $813 million Growing ▪ Diluted EPS was $0.97, up 26.0% vs. 4Q17; adjusted diluted EPS was a record $1.05, up Earnings 25.0% vs. 4Q17 ▪ ROA, ROCE and ROTCE were 1.43%, 11.14% and 19.02%, respectively; adjusted ROA, ROCE and ROTCE were 1.53%, 11.99% and 20.41%, respectively Record ▪ Taxable equivalent revenue was a record $3.0 billion, up 1.5% annualized vs. 3Q18 Revenues and ▪ Loans held for investment averaged $147.5 billion, up 3.6% annualized vs. 3Q18 Strong Loan ▪ Net interest margin increased 2 bps to 3.49% vs. 3Q18 Growth ▪ Core net interest margin increased 3 bps to 3.40% vs. 3Q18 ▪ GAAP efficiency ratio was 60.7% vs. 59.5% in 3Q18 Controlled ▪ Adjusted efficiency improved to 56.5% vs. 57.3% in 3Q18, creating positive adjusted Expenses operating leverage ▪ Adjusted noninterest expense3 totaled $1.7 billion, up 0.6% vs. 4Q17 Strong ▪ NPA ratio was 0.26%, a decrease of 1 bp vs. 3Q18 and 2 bps vs. 4Q17 Credit Quality ▪ NCOs were 38 bps vs. 35 bps in 3Q18 and 36 bps in 4Q17 Strategic ▪ Made significant progress on Disrupt to Thrive initiatives Highlights ▪ Held successful Investor Day ▪ Completed $375 million in share repurchases 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures 2 Net income available to common shareholders 3 Adjusted noninterest expense excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary 3

Selected item affecting earnings Diluted EPS ($ in millions, except per share impact) Pre-Tax After-TaxDiluted EPSImpact Pre -Tax After Tax Impact Merger-related and restructuring charges $ (76) $ (59) $ (0.08) 4

Average loans held for investment grew 3.6% annualized vs. 3Q18 Average Loans Held for Investment Average Loans Held for Investment ($ in billions) ($ in millions) 4Q18 v. 3Q18 $150.0 $147.5 $146.2 4Q18 Annualized $144.1 $142.7 $142.9 Average Increase Balance (Decrease) $140.0 Commercial: C&I $ 60,553 4.3% $130.0 CRE 21,301 (3.6) 4Q17 1Q18 2Q18 3Q18 4Q18 Leasing 1,990 10.0 Subtotal-commercial 83,844 2.4 ▪ Experienced solid loan growth vs. 3Q18 in several portfolios: Retail: Residential mortgage 31,103 7.8 C&I Leasing Direct 11,600 (0.4) Corporate Banking Equipment Finance Indirect 17,436 3.5 Dealer floor plan Indirect Subtotal-retail 60,139 5.0 Equipment Finance Automobile lending Revolving credit 3,070 16.6 Recreational Lending PCI 486 (24.5) ▪ C&I loan growth impacted by seasonal decline in Mortgage Total $ 147,539 3.6% Warehouse Lending and Premium Finance ▪ Indirect loan growth impacted by seasonal slowdown in Sheffield 5

Interest checking and time deposits support total deposit growth

Average Total Deposits
($ in billions)



$160.0
$140.0
$120.0
$158.0
$157.1
$157.7
$157.3
$157.8
0.40%
0.46%
0.57%
0.66%
0.78%
0.26%
0.30%
0.37%
0.43%
0.52%
0.90%
0.70%
0.50%
0.30%
0.10%
4Q17
1Q18
2Q18
3Q18
4Q18
Total Deposits
IBD Cost
Total Deposit Cost

Average Noninterest-Bearing Deposits
($ in billions)



$55.0
$52.5
$50.0
$54.3
$53.4
$54.0
$54.2
$53.7
4Q17
1Q18
2Q18
3Q18
4Q18

Average Deposits
($ in millions)

	4Q18 Average Balance	4Q18 v. 3Q18 Annualized Increase (Decrease)
Noninterest-bearing deposits	$ 53,732	(3.2)%
Interest checking	26,921	4.0
Money market & savings	62,261	(4.4)
Subtotal	**$ 142,914**	**(2.4)%**
Time deposits	14,682	39.5
Foreign office deposits – interest-bearing	246	NM
Total deposits	**$ 157,842**	**1.4 %**

- Total deposits averaged $157.8 billion, an increase of $571 million vs. 3Q18
  - Personal 48.9% of total
  - Business 39.6% of total
  - Public funds 7.0% of total
  - Other 4.5% of total
- Average noninterest-bearing deposits decreased $442 million vs. 3Q18 primarily due to a decline in business balances
- The percentage of noninterest-bearing deposits to total deposits was 34.0% compared to 34.4% in 3Q18
- The cost of interest-bearing deposits was 0.78%, up 12 bps vs. 3Q18
- The cost of total deposits was 0.52%, up 9 bps vs. 3Q18

6

Asset quality remains excellent Annualized Net Charge-offs / Average Loans ▪ Credit quality results reflect seasonality 0.60% – Net charge-offs totaled $143 million, up 3 bps as a percent of average loans vs. 3Q18 and up 2 bps vs. 0.41% 0.38% 4Q17 0.40% 0.36% 0.35% 0.30% – Loans 90 days or more past due and still accruing as a percent of loans and leases increased 2 bps vs. 0.20% 3Q18 and decreased 7 bps vs. 4Q17 – Loans 30-89 days past due and still accruing as a percent of loans and leases decreased 3 bps vs. 0.00% 3Q18 and 3 bps vs. 4Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Total Nonperforming Assets / Total Assets 0.60% ▪ NPAs remain historically low – NPA ratio is at historically low levels – Primarily driven by a decrease in nonperforming C&I 0.40% 0.30% loans, partially offset by increases in smaller 0.28% 0.28% 0.27% 0.26% portfolios 0.20% 0.00% 4Q17 1Q18 2Q18 3Q18 4Q18 7

Allowance coverage ratios remain strong ALLL Coverage Ratios ▪ Coverage ratios remain strong at 2.76x and 2.99x for the allowance to net charge-offs 3.49x 3.50x and NPLs, respectively ▪ The ALLL to loans ratio remained at 1.05% 3.05x 2.99x – Excluding loans acquired in business 3.00x 2.89x acquisitions, the ALLL to loans ratio was 1.09%, down 2 bps vs. 3Q18 2.55x 2.86x 2.74x 2.76x ▪ The total provision for credit losses was 2.50x 2.62x 2.49x $146 million for 4Q18; net charge-offs were $143 million, a reserve build of $3 million 2.00x 4Q17 1Q18 2Q18 3Q18 4Q18 ALLL to Annualized NCOs ALLL to NPLs HFI 8

Net interest margin increase reflects asset-sensitivity Net Interest Margin ▪ 4Q18 reported and core NIM increased 2 bps and 3 bps, respectively, vs. 3Q18 3.55% 3.47% 3.49% 3.43% 3.44% 3.45% – Core margin increased due to asset-sensitivity to 3.45% the September rate hike 3.35% 3.40% 3.37% – Total interest-bearing liabilities costs increased 3.34% 3.25% 3.32% 14 bps in 4Q18 vs. 12 bps in 3Q18 3.28% 3.15% – The increase in time deposits impacted the 4Q17 1Q18 2Q18 3Q18 4Q18 increase in cost of interest-bearing liabilities Reported NIM Core NIM 1 Change in Net Interest Income 2.06% ▪ Asset-sensitivity remained relatively stable 1.24% 1.25% ▪ The loan portfolio is approximately 51% fixed 1.22% 1.80% rate and 49% floating rate -1.75% (3.13)% (3.17)% -4.75% (7.04)% (7.09)% -7.75% Down 200 Down 100 Up 100 Up 200 at 12/31/18 at 9/30/18 1 See non-GAAP reconciliations included in the attached Appendix 9

Fee income fundamentals remain strong

BB&T

Fee Income Ratio


45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
42.7%
41.9%
42.5%
42.3%
42.0%
4Q17
1Q18
2Q18
3Q18
4Q18

- Excluding a decrease of $36 million for NQDCP income, which is offset in personnel expense, noninterest income increased $32 million, or 10.4% annualized vs. 3Q18
- Insurance income increased $39 million from 3Q18 primarily due to seasonality and organic growth
  - Regions Insurance contributed $34 million to 4Q18 insurance income
  - Excluding Regions Insurance, insurance income was up 8.4% vs. 4Q17
- Investment banking and brokerage fees and commissions were a record $139 million, up $23 million vs. 3Q18

Noninterest Income

($ in millions)[1]

	4Q18	4Q18 v. 3Q18 Increase (Decrease)	4Q18 v. 4Q17 Increase (Decrease)
Insurance income	$ 487	34.5 %	16.5%
Service charges on deposits	185	4.3	1.1
Mortgage banking income	86	35.2	(17.3)
Investment banking and brokerage fees and commissions	139	78.7	25.2
Trust and investment advisory revenues	70	(5.6)	(2.8)
Bankcard fees and merchant discounts	74	11.0	10.4
Checkcard fees	56	—	1.8
Operating lease income	35	(21.4)	(5.4)
Income from bank-owned life insurance	28	14.7	(15.2)
Securities gains (losses), net	2	NM	NM
Other income	73	NM	(50.0)
Total noninterest income	**$ 1,235**	**(1.3)%**	**0.8%**

- Other income decreased $77 million vs. 3Q18, primarily due to decreases of:
  - $18 million from SBIC private equity investments
  - $36 million from NQDCP assets, which is primarily offset by lower personnel expense

1 Linked quarter percentages are annualized

10

Strong expense management

Efficiency Ratio


70.0%
60.0%
50.0%
64.7%
60.0%
59.7%
59.5%
60.7%
57.2%
57.3%
57.4%
57.3%
56.5%
4Q17
1Q18
2Q18
3Q18
4Q18
GAAP
Adjusted[1]

- Adjusted noninterest expense was $1.708 billion and included $28 million for Regions Insurance and an $18 million benefit for NQDCP expense
  - Excluding Regions Insurance and NQDCP expense, adjusted noninterest expense was $1.698 billion, up $23 million vs. 3Q18 and up $20 million vs. 4Q17
- Personnel expense decreased $8 million vs. 3Q18
  - A $36 million reduction in NQDCP expense, which is offset in other income, and a decline in equity based compensation, were partially offset by an increase in incentives expense and a decrease in capitalized employee costs
  - Average net FTEs decreased 381 vs. 3Q18; decreased 1,179 full-year 2018 vs. full-year 2017
- Regulatory charges decreased $19 million vs. 3Q18 due to the DIF reaching targeted levels

Noninterest Expense
($ in millions) [2]

	4Q18	4Q18 v. 3Q18 Increase (Decrease)	4Q18 v. 4Q17 Increase (Decrease)
Personnel expense	$ 1,096	(2.9)%	2.2 %
Occupancy and equipment expense	188	(2.1)	(3.6)
Software expense	70	—	7.7
Outside IT services	35	24.0	(7.9)
Regulatory charges	18	NM	(52.6)
Amortization of intangibles	34	12.0	—
Loan-related expense	25	(42.5)	(21.9)
Professional services	43	120.2	19.4
Merger-related and restructuring charges, net	76	NM	NM
Other expense	199	4.0	(38.4)
Total noninterest expense	**$ 1,784**	**9.6 %**	**(3.8)%**
Adjusted noninterest expense[3]	**$ 1,708**	**(3.7)%**	**0.6 %**

- Merger-related and restructuring charges increased $58 million primarily due to severance and facility-related initiatives

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary

11

Capital, liquidity and payout ratio remain strong Common Equity Tier 1 ▪ 4Q18 dividend payout ratio was 41.1% 10.5% ▪ 4Q18 total payout ratio was 90.8% 10.2% 10.2% 10.2% 10.2% 10.2% ▪ Completed $375 million in share repurchases in 4Q18 ▪ Plan to repurchase $425 million in shares in 10.0% 1Q19 ▪ Liquidity ratios remain strong – Modified LCR was 126% 9.5% – Liquid asset buffer was 14.7% 9.0% 4Q17 1Q18 2Q18 3Q18 4Q18 Current quarter regulatory capital information is preliminary 12

Community Banking Retail and Consumer Finance Revenue ($ in millions) Average Loans5 ($ in billions) $1,303 $1,320 $65.4 $66.0 $1,253 $1,225 $1,277 $63.6 $62.8 $63.5 $58 $2.8 $2.9 $3.1 $68 $56 $2.8 $2.8 $5.9 $5.9 $75 $77 $135 $135 $5.5 $5.3 $5.6 $128 $134 $125 $115 $118 $13.0 $13.1 $116 $99 $112 $13.4 $13.1 $12.8 $11.8 $11.7 $11.6 $11.5 $11.5 $894 $885 $922 $956 $968 $30.1 $29.9 $30.7 $32.1 $32.4 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 n Net interest income n Service charges on deposits n Card fees1 n Mortgage6 n Direct Retail Lending & PCI n Dealer Retail Services n Mortgage banking income n Other n Sheffield + CEC n Bankcard Other Segment Highlights ($ in billions) Average Deposits ($ in billions) 4Q17 1Q18 2Q18 3Q18 4Q18 Loan yield 5.34% 5.35% 5.47% 5.61% 5.68% $77.8 $78.3 $79.3 $78.7 $78.0 Net charge-offs (% of avg. loans) 0.78 0.82 0.62 0.68 0.81 $16.0 $16.3 $17.0 $17.0 $16.6 Nonaccrual loans (% of EOP loans) 0.42 0.43 0.38 0.38 0.39 Cost of interest-bearing deposits 0.21% 0.23% 0.27% 0.35% 0.43% Cost of total deposits 0.17 0.18 0.22 0.27 0.34 Number of branches 2,049 2,047 1,967 1,958 1,879 $61.8 $62.0 $62.3 $61.7 $61.4 Retail mortgage originations2 $ 1.5 $ 1.2 $ 1.4 $ 1.3 $ 1.1 Retail committed line production3 1.4 1.5 1.8 1.7 1.6 Retail originations, excl. mortgage2 1.7 1.7 2.9 2.6 2.1 Purchases4 2.8 2.6 4.2 3.2 2.2 4Q17 1Q18 2Q18 3Q18 4Q18 n n Loans serviced for others (EOP) 89.1 88.7 88.5 88.3 87.3 Interest-bearing Noninterest-bearing 1 Includes bankcard fees and merchant discounts and checkcard fees 2 Production/origination amounts exclude portfolio acquisitions, line and revolving credit commitments 3 Committed line production includes credit line and revolving credit commitments 4 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels 5 Excludes loans held for sale 6 Includes Residential Mortgage and Mortgage Warehouse Lending 13

Community Banking Commercial Revenue ($ in millions) Average Loans ($ in billions) $52.3 $52.6 $52.6 $52.6 $703 $51.6 $680 $2.0 $2.0 $2.0 $2.1 $2.4 $653 $640 $655 $50 $45 $48 $47 $46 $62 $62 $62 $60 $62 $19.5 $19.7 $19.7 $19.6 $19.4 $591 $546 $534 $545 $571 $30.1 $30.6 $30.9 $30.9 $30.8 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 n Net interest income n Service charges on deposits n Other n C&I, excl. Dealer Floor Plan n CRE n Dealer & other Other Segment Highlights ($ in millions) Average Deposits ($ in billions) 4Q17 1Q18 2Q18 3Q18 4Q18 $60.0 $59.3 $59.1 $59.7 $59.7 Loan yield 4.00% 4.07% 4.23% 4.35% 4.51% Net charge-offs (% of avg. loans) 0.03 0.11 0.03 0.03 0.06 Nonaccrual loans (% of EOP loans) 0.54 0.56 0.51 0.48 0.44 $35.4 $34.5 $34.4 $34.6 $34.6 Cost of interest-bearing deposits 0.43% 0.52% 0.70% 0.83% 0.91% Cost of total deposits 0.18 0.22 0.29 0.35 0.38 $24.6 $24.8 $24.7 $25.1 $25.1 C&I originations - commitments $ 3,715 $ 2,887 $ 2,712 $ 2,217 $ 2,834 CRE originations - commitments 2,021 1,103 1,783 1,822 1,723 4Q17 1Q18 2Q18 3Q18 4Q18 n n Dealer originations - commitments 70 199 179 251 187 Interest-bearing Noninterest-bearing 14

Financial Services and Commercial Finance

BB&T

Revenue ($ in millions)



$494
$93
$34
$111
$77
$179
$478
$80
$30
$113
$78
$177
$491
$87
$31
$108
$77
$188
$505
$87
$28
$116
$77
$197
$534
$81
$28
$139
$75
$211
4Q17
1Q18
2Q18
3Q18
4Q18
Net interest income
Trust & investment advisory
Investment banking & brokerage
Mortgage banking income
Other

Average Loans[2] ($ in billions)



$26.4
$1.8
$1.5
$1.6
$21.4
$26.9
$1.9
$1.5
$1.7
$21.7
$27.2
$1.9
$1.5
$1.9
$21.8
$27.3
$1.9
$1.6
$1.9
$21.8
$28.1
$2.0
$1.6
$1.9
$22.5
4Q17
1Q18
2Q18
3Q18
4Q18
C&I
CRE
Commercial Leases
Retail
Other

Other Segment Highlights[1]

	4Q17	1Q18	2Q18	3Q18	4Q18
Loan yield	3.23%	3.30%	3.56%	3.70%	3.94%
Net charge-offs (% of avg. loans)	—	0.03	0.09	0.13	—
Nonaccrual loans (% of EOP loans)	0.06	0.24	0.20	0.14	0.10
Cost of interest-bearing deposits	0.66%	0.79%	0.99%	1.18%	1.34%
Cost of total deposits	0.59	0.71	0.90	1.07	1.22
C&I originations - commitments	$ 2,562	$ 2,546	$ 2,195	$ 2,063	$ 3,779
CRE originations - commitments	1,785	1,297	1,985	1,554	2,618
Invested assets noninterest income	$ 157	$ 160	$ 161	$ 166	$ 165
Invested assets ($ in billions)	160.3	161.7	164.1	167.8	159.6

Average Deposits ($ in billions)



$28.2
$2.8
$25.4
$28.1
$2.6
$25.5
$28.1
$2.5
$25.6
$28.5
$2.6
$25.9
$27.9
$2.5
$25.4
4Q17
1Q18
2Q18
3Q18
4Q18
Interest-bearing
Noninterest-bearing

1 $ in millions except invested assets.
2 Excludes loans held for sale.

15

Insurance Holdings

Adjusted EBITDA[1] ($ in millions)


17.0%
22.0%
23.7%
18.3%
24.5%
$76
$101
$120
$87
$127
4Q17
1Q18
2Q18
3Q18
4Q18
Adjusted EBITDA[1]
Adjusted EBITDA Margin

Other Segment Highlights ($ in millions)

	4Q17	1Q18	2Q18	3Q18	4Q18
Total revenue	$ 447	$ 459	$ 506	$ 475	$ 518
Performance based comm.	$ 15	$ 13	$ 14	$ 13	$ 19
Net acquired revenue	$ —	$ —	$ —	$ 33	$ 35
YoY organic revenue growth[2]	2.8%	3.0%	5.2%	6.7%	9.5%

Revenue ($ in millions)


$447
$19
$198
$230
$459
$19
$221
$219
$506
$19
$215
$272
$475
$19
$232
$224
$518
$19
$258
$241
4Q17
1Q18
2Q18
3Q18
4Q18
Wholesale
Retail
Premium Finance

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

2 Organic commission and fee revenue excludes performance-based commissions and revenue from acquisitions within the previous 12 months.

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1Q19 and full-year 2019 outlook Category 1Q19 Average total loans held for investment Up 1% - 3% annualized vs. 4Q18 Credit quality NCOs expected to be 35 - 45 bps GAAP relatively flat vs. 4Q18 Net interest margin Core NIM up slightly vs. 4Q18 Noninterest income1 Up 3% - 5% vs. 1Q18 Expenses1,2 Up 1% - 3% vs. 1Q18 Effective tax rate 20% - 21% Category Full-year 2019 Average total loans held for investment Up 2% - 4% vs. 2018 Credit quality NCOs expected to be 30 - 50 bps Revenue2,3 Up 2% - 4% vs. 2018 Expenses1,2 Flat vs. 2018 Effective tax rate 20% - 21% 1 Includes Regions Insurance Group 2 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary 3 Taxable-equivalent 17

Appendix

BB&T

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield	PA Mark		
	Acquired Loans[1]	Non-PCI Loans[2]	Liabilities[3]	Securities[4]
Balance, September 30, 2018	$ (308)	$ (116)	$ (16)	$ (367)
Net interest income:				
Normal accretion/amortization	18	9	2	1
Cash recoveries/early payoffs	8	6	—	1
Total net interest income	26	15	2	2
Other	(16)	—	—	—
Balance, December 31, 2018	$ (298)	$ (101)	$ (14)	$ (365)
NBV/amortized cost of related assets (liabilities) at December 31, 2018	$ 466	$ 6,323	$ (442)	$ 279

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the contractual maturity of the underlying securities. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations Efficiency ratio (Dollars in millions) Quarter Ended Year-to-Date Dec. 31 Sept. 30 June 30 March 31 Dec. 31 Dec. 31 Dec. 31 2018 2018 2018 2018 2017 2018 2017 Efficiency ratio numerator - noninterest expense - GAAP $ 1,784 $ 1,742 $ 1,720 $ 1,686 $ 1,855 $ 6,932 $ 7,444 Amortization of intangibles (34) (33) (31) (33) (34) (131) (142) Merger-related and restructuring charges, net (76) (18) (24) (28) (22) (146) (115) Gain (loss) on early extinguishment of debt — — — — — — (392) Charitable contribution — — — — (100) — (100) One-time bonus — — — — (36) — (36) Efficiency ratio numerator - adjusted $ 1,674 $ 1,691 $ 1,665 $ 1,625 $ 1,663 $ 6,655 $ 6,659 Efficiency ratio denominator - revenue1 - GAAP $ 2,940 $ 2,926 $ 2,879 $ 2,813 $ 2,869 $ 11,558 $ 11,317 Taxable equivalent adjustment 24 27 22 23 38 96 159 Securities (gains) losses, net (2) — (1) — 1 (3) 1 Efficiency ratio denominator - adjusted $ 2,962 $ 2,953 $ 2,900 $ 2,836 $ 2,908 $ 11,651 $ 11,477 Efficiency ratio - GAAP 60.7% 59.5% 59.7% 60.0% 64.7% 60.0% 65.8% Efficiency ratio - adjusted2 56.5 57.3 57.4 57.3 57.2 57.1 58.0 1 Revenue is defined as net interest income plus noninterest income. 2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A-2

BB&T

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018	Dec. 31 2017
Common shareholders' equity	$ 27,069	$ 26,895	$ 26,727	$ 26,559	$ 26,595
Less: Intangible assets	10,576	10,621	10,264	10,296	10,329
Tangible common shareholders' equity[1]	$ 16,493	$ 16,274	$ 16,463	$ 16,263	$ 16,266
Outstanding shares at end of period	763,326	770,620	774,447	779,752	782,006
Common shareholders' equity per common share	**$ 35.46**	**$ 34.90**	**$ 34.51**	**$ 34.06**	**$ 34.01**
Tangible common shareholders' equity per common share[1]	**21.61**	**21.12**	**21.26**	**20.86**	**20.80**
Net income available to common shareholders	$ 754	$ 789	$ 775	$ 745	$ 614
Plus amortization of intangibles, net of tax	25	26	24	24	21
Tangible net income available to common shareholders[1]	$ 779	$ 815	$ 799	$ 769	$ 635
Average common shareholders' equity	$ 26,860	$ 26,782	$ 26,483	$ 26,428	$ 26,759
Less: Average intangible assets	10,607	10,622	10,281	10,312	10,346
Average tangible common shareholders' equity[1]	$ 16,253	$ 16,160	$ 16,202	$ 16,116	$ 16,413
Return on average common shareholders' equity	**11.14%**	**11.69%**	**11.74%**	**11.43%**	**9.10%**
Return on average tangible common shareholders' equity[1]	**19.02**	**20.00**	**19.78**	**19.36**	**15.35**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-3

BB&T

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018	Dec. 31 2017
Net interest income - GAAP	$ 1,705	$ 1,687	$ 1,657	$ 1,633	$ 1,644
Taxable-equivalent adjustment	24	27	22	23	38
Net interest income - taxable-equivalent	1,729	1,714	1,679	1,656	1,682
Interest income - PCI loans	(26)	(26)	(26)	(30)	(36)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(15)	(18)	(18)	(22)	(29)
Accretion of mark on Susquehanna and National Penn liabilities	(2)	(2)	(4)	(5)	(5)
Accretion of mark on securities acquired from FDIC	(2)	(3)	(7)	—	(5)
Net interest income - core[1]	$ 1,684	$ 1,665	$ 1,624	$ 1,599	$ 1,607
Average earning assets - GAAP	$ 197,213	$ 196,200	$ 195,094	$ 194,530	$ 195,305
Average balance - PCI loans	(486)	(518)	(559)	(631)	(689)
Average balance - mark on Susquehanna and National Penn non-PCI loans	108	125	143	163	188
Average balance - mark on securities acquired from FDIC	366	368	373	372	377
Average earning assets - core[1]	$ 197,201	$ 196,175	$ 195,051	$ 194,434	$ 195,181
Annualized net interest margin:					
Reported - taxable-equivalent	**3.49%**	**3.47%**	**3.45%**	**3.44%**	**3.43%**
Core[1]	**3.40**	**3.37**	**3.34**	**3.32**	**3.28**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

Non-GAAP reconciliations

Diluted EPS

(Dollars in millions, except per share data, shares in thousands)

	Quarter Ended					YTD Dec. 31	
	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018	Dec. 31 2017	2018	2017
Net income available to common shareholders - GAAP	$ 754	$ 789	$ 775	$ 745	$ 614	$ 3,063	$ 2,220
Merger-related and restructuring charges	59	13	17	22	14	111	71
Loss on early extinguishment of debt	—	—	—	—	—	—	246
Securities gains (losses), net	(1)	—	(1)	—	—	(2)	—
Charitable contribution	—	—	—	—	63	—	63
One time bonus	—	—	—	—	23	—	23
Excess tax benefit on equity-based awards	—	—	—	—	—	—	(35)
Impact of tax reform	—	—	—	—	(43)	—	(43)
Net income available to common shareholders - adjusted[1]	$ 812	$ 802	$ 791	$ 767	$ 671	$ 3,172	$ 2,545
Weighted average shares outstanding - diluted	775,402	781,867	785,750	791,005	795,867	783,484	810,977
Diluted EPS - GAAP	**$ 0.97**	**$ 1.01**	**$ 0.99**	**$ 0.94**	**$ 0.77**	**$ 3.91**	**$ 2.74**
Diluted EPS - adjusted[1]	**1.05**	**1.03**	**1.01**	**0.97**	**0.84**	**4.05**	**3.14**

1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-5

Non-GAAP reconciliations

Operating leverage[1]

(Dollars in millions)

	Quarter Ended			% Growth 4Q18 vs.	
	Dec. 31 2018	Sept. 30 2018	Dec. 31 2017	3Q18 (annualized)	4Q17
Revenue[2] - GAAP	$ 2,940	$ 2,926	$ 2,869	1.9%	2.5%
Taxable equivalent adjustment	24	27	38		
Securities (gains) losses, net	(2)	—	1		
Revenue[2] - adjusted	$ 2,962	$ 2,953	$ 2,908	1.2%	1.9%
Noninterest expense - GAAP	$ 1,784	$ 1,742	$ 1,855	9.6%	(3.8)%
Amortization of intangibles	(34)	(33)	(34)		
Merger-related and restructuring charges, net	(76)	(18)	(22)		
Charitable contribution	—	—	(100)		
One-time bonus	—	—	(36)		
Noninterest expense - adjusted	$ 1,674	$ 1,691	$ 1,663	(4.0)%	0.7%
Operating leverage - GAAP				**(7.7)%**	**6.3%**
Operating leverage - adjusted[3]				**5.2**	**1.2 %**

1 Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2 Revenue is defined as net interest income plus noninterest income.
3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-6

Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended December 31, 2018 Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 805 Net income available to common shareholders - GAAP $ 754 $ 754 Merger-related and restructuring charges 59 59 59 Amortization of intangibles, net of tax — — 25 Numerator - adjusted1 $ 864 $ 813 $ 838 Average assets $ 223,625 Average common shareholders' equity $ 26,860 $ 26,860 Plus: Estimated impact of adjustments on denominator — 29 29 Less: Average intangible assets (10,607) Denominator - adjusted1 $ 223,625 $ 26,889 $ 16,282 Reported ratio 1.43% 11.14% 19.02% Adjusted ratio 1.53 11.99 20.41 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-3 A-7

Non-GAAP reconciliations

Insurance Holdings Adjusted EBITDA

(Dollars in millions)

	Quarter Ended				
	Dec. 31 2018	Sept. 30 2018	June 30 2018	March 31 2018	Dec. 31 2017
Segment net interest income	$ 22	$ 23	$ 22	$ 20	$ 19
Noninterest income	496	452	484	439	428
Total revenue	$ 518	$ 475	$ 506	$ 459	$ 447
Segment net income (loss) - GAAP	$ 77	$ 43	$ 73	$ 62	$ 33
Provision (benefit) for income taxes	26	15	25	21	21
Depreciation & amortization	21	21	17	18	19
EBITDA	124	79	115	101	73
Merger-related and restructuring charges, net	3	8	5	—	3
Adjusted EBITDA[1]	$ 127	$ 87	$ 120	$ 101	$ 76
Adjusted EBITDA[1] margin	**24.5**	**18.3**	**23.7**	**22.0**	**17.0**

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-8